Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated August 14, 2014, relating to the financial statements and financial highlights which appear in the June 30, 2014 Annual Reports to Shareholders of INTECH Global Income Managed Volatility Fund (formerly named INTECH Global Dividend Fund), INTECH International Managed Volatility Fund (formerly named INTECH International Fund), INTECH U.S. Core Fund, INTECH U.S. Managed Volatility Fund II (formerly named INTECH U.S. Growth Fund) and INTECH U.S. Managed Volatility Fund (formerly named INTECH U.S. Value Fund), (five of the funds constituting Janus Investment Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

February 5, 2015